Exhibit 99.1
CORPORATE GOVERNANCE GUIDELINES
     Harris Interactive’s Board of Directors believes that good governance principles and practices assist it in the performance of its duties and fulfilling its responsibilities stockholders. Accordingly, the Board has adopted these Corporate Governance Guidelines that reflect the Board’s current thinking with respect to corporate governance issues. These Guidelines will be periodically reviewed and subject to change from time to time by the Board.
     In general, the Corporate Governance Guidelines are just that — guidelines. Except where these Guidelines reflect legal requirements or those of the NASDAQ Stock Exchange for listed companies, they are neither intended to be, nor are they, rigid rules that govern the Board’s activities. The Corporate Governance Guidelines do not, and are not intended to modify or to constitute an interpretation of the Delaware General Corporation Law, the Company’s Certificate of Incorporation, Company By-Laws or any Federal, state or local law or regulation.
ROLE OF BOARD AND MANAGEMENT
     The Company’s business is conducted by its employees and officers, under the direction of the Chief Executive Officer (“CEO”) and the oversight of the Board of Directors, to enhance long-term value for the Company’s stockholders. The Board is elected by the stockholders to oversee management and to monitor that the long-term interests of the stockholders are being served. Directors must fulfill duties of care and loyalty and act with integrity as they pursue carryout their Board responsibilities. The Company’s management must fulfill duties of care and loyalty and act with integrity as they carry out their management roles.
BOARD RESPONSIBILITIES
     The Board is elected by and accountable to the stockholders, and is the ultimate decision-making body of the Company except for those matters reserved to stockholders. It selects the senior management team, which is charged with the conduct of the Company’s business. Having selected the management team the Board acts as an advisor to senior management and is responsible for the strategic direction and oversight of the Company. In carrying out its responsibilities, the Board will exercise sound, informed, and independent business judgment. The Board recognizes that to do so requires individual preparation by each director and group deliberation by the Board. The Board’s responsibilities include both decision-making and oversight.
     Among other things, the Board’s decision-making responsibilities include:
•	review and approval of the Company’s vision, overall strategies and objectives, as developed by management

•	the selection of nominees for Board membership

•	the selection and evaluation of the Company’s Chief Executive Officer

•	the terms of the CEO’s employment, including his or her compensation package

•	the approval of material investments or divestitures, strategic transactions, and other significant transactions that are not in the ordinary course of the Company’s business

•	the evaluation of the performance of the Board and Committees of the Board
Among other things, the Board’s oversight responsibilities include monitoring:
•	the performance of the Company

•	significant issues and risks facing the Company

•	processes designed to maintain the integrity of the Company’s relationships with stockholders, employees, clients, suppliers, and the communities in which it operates

•	the performance and effectiveness of the CEO and management

•	the development of leaders and sound succession plans

•	the Company’s financial reporting and disclosure processes and internal controls
EXPECTATIONS OF INDIVIDUAL DIRECTORS
Among other things, the Board expects each director to:
•	understand the Company’s businesses and the marketplaces in which they operate

•	regularly attend meetings of the Board and of the committees on which the director serves

•	review and understand the materials provided in advance of meetings and any other materials provided to the Board from time to time

•	actively, objectively and constructively participate in meetings and the strategic decision-making processes

•	share his or her perspective, background, experience, knowledge and insights as they relate to the matters before the Board and its committees

•	be reasonably available when requested to advise the CEO and management on specific issues not requiring the attention of the full Board but where an individual director’s insights might be helpful to the CEO or management.

BOARD SELECTION AND COMPOSITION
Number of Directors
     The Board should have a sufficient number of directors to reflect a substantial diversity of perspectives, backgrounds and experiences, but not so many directors that the size of the Board hinders effective discussion or diminishes individual accountability. The Certificate of Incorporation permits the Board to fix the number of directors between 3 and 13. Given the current size and complexity of the Company’s businesses, the Board believes that the Board should be in the range of 8 to 10 directors. A larger number of directors may be appropriate on an interim basis or temporarily to provide continuity when retirements are pending. From time to time, the Board will evaluate its size in light of changes in the size and complexity of the Company’s businesses.
Independent Directors
     Independent Directors will constitute a substantial majority of the Board.
     All members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee will be Independent Directors.
     An Independent Director is one who is free from any relationship that would interfere with his or her exercise of independent business judgment (an “Independent Director”). A director is not independent if he or she fails to satisfy the standards for independence of the NASDAQ Stock Exchange or applicable law.
     Directors who serve on the Company’s Audit Committee shall meet the additional standards of independence required by the NASDAQ Stock Exchange and by applicable law. Among other things, such directors shall receive no compensation from the Company other than director’s fees and shall not be affiliates of the Company or its subsidiaries.
     The full Board will make affirmative determinations of the independence of each director. Such determinations shall be made using the standards and processes approved and adopted from time to time by the full Board. Such determinations, as well as the standards and processes applied in making them, will be disclosed to stockholders.
Nomination and Selection of Directors
     The Nominating and Governance Committee of the Board will be responsible for identifying, screening and nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders.
     Nominees for director will be selected in accordance with processes determined by the Nominating and Governance Committee and posted on the Company’s web site.
Board Leadership
     The Board has a preference for separation of the positions of Chairman and CEO, and those offices are currently held by separate individuals. The Board, however, may choose to combine the two positions based what it considers to be the governance model that best serves the interests of the stockholders and the Company at a given point in time, taking into account the benefits of separating the two positions (e.g., enhancing Board oversight of management and reducing the likelihood of abuse of power) as well as those of combining them (e.g., ensuring unified leadership and direction for the Company). The Board expects its Independent Directors to continue to maintain appropriate checks and balances over the CEO whether or not the positions are combined.
     The Board from time to time may appoint an Independent Director to serve as “Lead Director,” and will do so if at any time the positions of Chairman and CEO are combined or the position of Chairman is not held by an Independent Director. The Board currently has appointed a Lead Director.
     The Lead Director generally will serve as Chairman of the Nominating and Governance Committee and will preside over all executive sessions of the Independent Directors. When requested by any Independent Director or when the Chairman (if an Independent Director) or Lead Director deems it appropriate, the Lead Director shall call meetings of the Independent Directors.
     The Board believes that stockholders and other interested individuals should be able to communicate directly with the Board of Directors, and the Company will include on its web site the method for submitting any such communication.
Director Retirement; Change of Position
     The Board does not believe that it should set term limits or an age limitation for directors. The Nominating and Governance Committee evaluates the ongoing contributions expected to be made by each director on an individual case by case basis as part of the nomination process. In that evaluation the Committee considers not the fresh ideas and viewpoints that might be added by new members, but also the benefits provided by stability and continuity in the board room, contributing to the Board’s ability to work as a collective body while giving the Company the benefit of familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure.
     Unless the Nominating and Governance Committee affirmatively determines otherwise, any member of management who is a director will retire from the Board at the same time he or she ceases employment with the Company for any reason.
     In the event of a significant change in circumstances involving a non-employee director’s employment status, position and or business or professional association, the non-employee director shall notify the Nominating and Governance Committee. The Committee will evaluate the change in circumstances when it considers whether to renominate the director at the end of his or her term.
Resignation Upon Receipt of Greater Number of “Withhold” Votes than “For” Votes
     In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote.
     The Nominating and Governance Committee of the Board of Directors will promptly consider the resignation submitted by a director receiving a greater number of votes “withheld” than votes “for”

his or her election, and will recommend to the Board of Directors whether to accept or reject the tendered resignation. In making its recommendation, the Committee may consider any factors or other information that it considers appropriate and relevant, including without limitation, any known stated reasons why stockholders “withheld” votes for election from such director, the length of service and qualifications of the director, the director’s contributions to the Company, and this policy. The Board of Directors will act to accept or reject the tendered resignation, taking into account the Governance Committee’s recommendation and any other information and factors it deems relevant, within 90 days after the date of certification of the election results. Promptly after making its decision, the Board of Directors will publicly disclose, by a filing with the Securities and Exchange Commission, its decision regarding the tendered resignation and the rationale behind it.
     Any director who tenders his or her resignation pursuant to this provision will not participate in the Nominating and Governance Committee recommendation or Board consideration as to whether or not to accept the tendered resignation.
     If one or more director’s resignations are accepted by the Board of Directors, the Nominating and Governance Committee will recommend to the Board of Directors whether to fill such vacancy or vacancies pursuant to the provisions of Article III, Section 5 of the Bylaws of the Company, or to reduce the size of the Board of Directors pursuant to the provisions of Article III, Section 1 of the Bylaws of the Company. If the Board of Directors determines to fill such vacancy or vacancies, the Nominating and Governance Committee will nominate a person or persons to fill such vacancy or vacancies for consideration by the Board of Directors.
     If a director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the expiration of his or her term, or his or her earlier resignation or removal.
     This policy will be summarized or included in each proxy statement relating to an election of directors of the Company.
Service On Other Boards
     The Board believes that individuals should limit the number of boards of publicly traded, for-profit Companies on which they serve in order to give proper attention to their responsibility to each board. As a general policy, the Board believes that directors should limit their service to not more than four boards of publicly traded companies in addition to that of the Company, but exceptions to this policy will be made in appropriate cases. Where a director intends to serve on more than four such boards, the director should advise the Nominating and Governance Committee. The Nominating and Governance Committee will take the effect of such service into account at the time it next considers re-nomination of the director for election by the stockholders.
     Members of Audit Committee who seek to serve on the audit committee of another public company where that service will result in more than three public company audit committee memberships should advise the Nominating and Governance Committee. The Nominating and Governance Committee will review whether it believes that such service will impair the ability of such director to effectively continue service on the Company’s Audit Committee and will make a recommendation regarding the same for consideration by the Board of Directors.

     All memberships on other public company boards by the CEO will be considered and decided by the full Board of Directors based upon the recommendation of the Nominating and Governance Committee. As a general rule, the Board will discourage the CEO from serving on more than one public company board in addition to the Board of the Company.
     A director seeking to serve on another board should notify the CEO in advance of accepting such service, who will consult with legal counsel as appropriate. The director should defer final acceptance of such a position until advised by the CEO that such service does not present legal or other serious problems for the Company. The CEO will be expected to coordinate resolution (if possible) or communication of any legal or business issues as expeditiously as possible.
Director Orientation Program and Continuing Education
     An appropriate orientation program will be provided to each new director.
     Each director is expected to attend one educational program each year. The Chairman and CEO will assist in the identification of, and will pre-approve, such educational opportunities with a view toward enhancing an appropriate diversity of skill sets within the Board. The Board may provide additional continuing education for directors, either individually or as a group, when circumstances suggest such education would be of significant benefit to the directors.
BOARD OPERATIONS
Number of Regular Meetings
     The Board normally will hold five or six regular meetings each year, although the number of scheduled Board meetings may vary with circumstances. Special meetings will be called as necessary.
Agendas
     The Chairman of the Board and CEO will establish the agenda for each Board meeting, taking into account suggestions of other directors. If the Chairman and CEO are the same person, the Lead Director will review and approve the agenda proposed by the Chairman in advance of each meeting. Other directors are also encouraged to suggest the inclusion of agenda items and the Chairman and Lead Director are expected from time to time to ask the other directors for their suggestions on agenda items. Each director is free to raise at any Board meeting items that are not on the agenda for that meeting.
Non-Management Executive Sessions
     From time to time the Independent Directors will meet in executive session without management present. Such meetings generally will occur prior to each Board meeting and in any event no less often than twice per year. Such sessions are a normal part of the Board’s deliberations and activities. Any Independent Director may request such an executive session. Executive sessions will be led by the Lead Director, who will develop the agendas for the executive sessions.

Meeting Materials
     In advance of each Board meeting, an agenda for such meeting will be sent to each director together with: (a) written materials pertaining to the matters to be presented for Board decision at such meeting, preferably including copies of presentations to be made to the Board; (b) summary of financial information needed to understand the performance of the Company; (c) minutes of the most recent Board meeting and of any Committee meetings held since the distribution of materials for the most recent Board meeting; and (d) other written materials that are available in advance of the meeting (“Pre-meeting Materials”). Pre-meeting Materials should be designed to provide a foundation for the Board’s discussion of key issues and allow the Board to make the most efficient use of its meeting time. Directors may request additional information or changes in the scope, amount or format of the information provided in such Pre-meeting Materials, and the CEO will make every effort to provide such additional information or make such changes. At least annually, the directors shall evaluate the information provided at and in advance of meetings and, if appropriate, make recommendations for improvements.
Board Access To Management
     Directors have complete and open access to the Company’s management. In addition, members of the Company’s senior leadership routinely attend Board and Committee meetings. The Board encourages senior leadership to bring managers into Board or Committee meetings or other scheduled events to provide additional insight into matters being considered or to expose the Board to individuals with high potential for significant leadership roles in the Company. Additionally, directors may from time to time meet individually with members of management.
CEO Evaluation
     The CEO’s performance will be evaluated annually and as a regular part of decisions with respect to CEO compensation. The responsibility for this evaluation will be shared between the Compensation Committee and the other Independent Directors, including oversight of a formal process for conducting the evaluation.
Management Development and Succession Planning
     On a regular ongoing basis, the CEO will present reports on management development for key management positions to the Nominating and Governance Committee. The CEO also will make recommendations regarding a proposed CEO succession plan to the Nominating and Governance Committee, which will consider a CEO succession plan at least annually.
Board Assessment
     On an annual basis the Board will conduct or cause to be conducted an assessment of its performance to determine whether the Board and its Committees are functioning effectively. This evaluation will take place under a formal process approved by the Nominating and Governance Committee including each director’s annual evaluation of the Board. All directors are free to make suggestions to improve the Board’s effectiveness at any time and are encouraged to do so.

Board Advisors
     The Board has complete authority to retain and terminate such independent consultants, counselors or advisors to the Board as it shall deem necessary or appropriate, at the expense of the Company, including determining the fees and other terms of such retentions or terminations.
Board Committees
     The Board currently has four standing Committees including the Audit Committee, Compensation Committee, Nominating and Governance Committee, and Research and Development Committee. The Board may, from time to time, expand the number of standing committees or form ad hoc committees and working groups. Each of the Audit, Compensation and Nominating and Governance Committees will be composed entirely of Independent Directors, will have a written charter that complies with legal requirements of the NASDAQ Stock Exchange, as applicable, and will report regularly to the Board on Committee meetings and other Committee activities.
Committee Composition
     The size, membership, and chairs of each Committee will be determined by the Board, and will comply with applicable NASDAQ Stock Exchange and legal requirements. The Nominating and Governance Committee will provide recommendations to the Board regarding the size, membership, chairs and rotation of Committees. The Chairman may participate in any Committee meeting except when such participation would present a conflict of interest or, in the case of a Chairman who is also the CEO, the meeting is a non-management executive session.
Management Attendance At Committee Meetings
     The Chair of each Committee in consultation with the CEO will determine which members of management, if any, will attend each Committee meeting. The CEO may attend any Committee meeting except those designated as a non-management executive sessions.
OTHER MATTERS
Directors’ Compensation
     Directors’ compensation will be determined by the Board based on recommendations of the Compensation Committee. In determining the amount and composition of the compensation of the directors, the compensation of directors of other comparable enterprises, both with respect to size and industry, will be considered. The Committee also will consider the compensation required to fairly pay directors for work required for a Company of Harris Interactive’s scope and size, the alignment of director’s interests with the long term interests of the stockholders, and the simplicity and transparency of the structure for stockholder understanding. The Board believes that a meaningful portion of a director’s compensation should be provided in, or otherwise based on, the Company’s common stock. Members of management who are also directors will not receive additional compensation for their service as directors.

Directors’ Stock Ownership
     The Board believes that it is important to align the interests of directors with those of the stockholders and for directors to hold equity ownership positions in the Company that are meaningful in their individual circumstances. As a guideline, the Board expects independent directors to own at least 20,000 shares of Company stock, of which at least half should be purchased (either directly or through exercise and hold of options). Directors serving at the time of adoption of these Guidelines will be expected to fulfill the requirement on or before October 31, 2007. New directors will be expected to fulfill the requirement by the later to occur of (i) the first annual meeting after election or appointment, as the case may be, of the director and (ii) the date one year after the date of election or appointment, as the case may be, of the director. The Board also encourages individual directors to increase their ownership above the levels provided by such ownership guidelines as and to the extent appropriate in their individual circumstances.
Director Attendance At Annual Stockholder Meetings
     The Company’s directors have made it a practice to attend annual meetings of stockholders. The Board continues to believe that absent compelling circumstances each director should attend each annual stockholders meeting in person.
Charitable Contributions
     Contributions by the Company to not-for-profit organizations with which a Company director is affiliated as a board member, trustee or officer must be pre-approved by the Audit Committee and Nominating and Governance Committee.
Communications
     In general, management speaks for the Company. Inquiries from stockholders, analysts, the press, customers, suppliers, employees or others may be referred to the CEO or other appropriate members of management. However, interested persons may communicate with the Board of Directors as provided in the process for communicating with directors posted on the Company’s web site.
Code of Ethics
     The Board will approve the Code of Ethics including any amendments from time to time. Revisions to the Code of Ethics will first be reviewed by the Audit Committee which will make recommendations to the Board. Each proposal to waive the Company’s Code of Ethics for any director or Executive Officer must be approved in advance by the Audit Committee and the Board and promptly disclosed as required by NASDAQ Exchange Rules and applicable law.
Evaluation of Corporate Governance Guidelines
     The Nominating and Governance Committee will review these Corporate Governance Guidelines from time to time as developments or circumstances make review of particular guidelines appropriate. The entire Corporate Governance Guidelines will be reviewed by the Nominating and Governance Committee not less frequently than every three years. The Committee will report to the full Board for its consideration and adoption any recommendations for additions or amendments to the

Corporate Governance Guidelines, as well as the process and results of the full review of the Corporate Governance Guidelines conducted every three years.
     In conducting its review, the Nominating and Governance Committee will consult with the Compensation Committee with regard to guidelines on Directors’ Compensation and Director’s Stock Ownership. The Compensation Committee may from time to time as it deems appropriate make recommendations to the Nominating and Governance Committee and the full Board regarding changes in the guidelines on Directors’ Compensation and Director’s Stock Ownership.